Exhibit 11

                        HARRAH'S ENTERTAINMENT, INC.
                     COMPUTATIONS OF PER SHARE EARNINGS
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                                                 Second Quarter Ended            Six Months Ended
                                                June 30,      June 30,       June 30,     June 30,
                                                   1996          1995           1996         1995
                                            -----------   -----------    -----------  -----------
Income from continuing operations           $29,977,000   $35,351,000    $61,387,000  $64,047,000
Discontinued operations
  Earnings from hotel operations, net                 -    11,626,000              -   21,230,000
  Spin-off transaction expenses, net                  -    (5,996,000)             -  (21,194,000)
                                            -----------   -----------    -----------  -----------
Net income                                  $29,977,000   $40,981,000    $61,387,000  $64,083,000
                                            ===========   ===========    ===========  ===========

Primary Earnings Per Share
Weighted average number of common
  shares outstanding                        102,720,947   102,349,378    102,656,047  102,231,919
  Common stock equivalents
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                         47,349        77,943         52,981      151,525
        Stock options                         1,072,222       783,205        886,961      704,075
                                            -----------   -----------    -----------  -----------
Average number of primary common
  and common equivalent shares
  outstanding                               103,840,518   103,210,526    103,595,989  103,087,519
                                            ===========   ===========    ===========  ===========

Primary earnings per common and
  common equivalent share
    Income from continuing operations       $      0.29   $      0.35    $      0.59  $      0.62
    Discontinued operations
      Earnings from hotel operations, net             -          0.11              -         0.21
      Spin-off transaction expenses, net              -         (0.06)             -        (0.21)
                                            -----------   -----------    -----------  -----------

    Net income                              $      0.29   $      0.40    $      0.59  $      0.62
                                            ===========   ===========    ===========  ===========

Fully Diluted Earnings Per Share
Average number of primary common and
  common equivalent shares outstanding      103,840,518   103,210,526    103,595,989  103,087,519
    Additional shares based on
      period-end price applicable to:
        Restricted stock                              -             -              -        1,375
        Stock options                                 -             -              -       29,879
                                            -----------   -----------    -----------  -----------

Average number of fully diluted
  common and common equivalent
  shares outstanding                        103,840,518   103,210,526    103,595,989  103,118,773
                                            ===========   ===========    ===========  ===========

Fully diluted earnings per common and
  common equivalent share
    Income from continuing operations       $      0.29   $      0.35    $      0.59  $      0.62
    Discontinued operations
      Earnings from hotel operations, net             -          0.11              -         0.21
      Spin-off transaction expenses, net              -         (0.06)             -        (0.21)
                                            -----------   -----------    -----------  -----------
    Net income                              $      0.29   $      0.40    $      0.59  $      0.62
                                            ===========   ===========    ===========  ===========
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